Exhibit 99.7

CINERGY CORP.

BUSINESS SEGMENT EARNINGS DRIVER ANALYSIS

For the Year to Date December 31, 2003

(unaudited)

Commercial Businesses

Earnings Per Share - diluted - 2002	$0.67

Cumulative effect of a change in accounting principles	0.21
Employee retirement/severance and other charges	0.04
Discontinued operations	0.20
Marketing, trading, and origination	0.17
Generation and supply contracts	0.18
Operating and administrative expenses	0.03
Financing	0.01
Other - net	0.03

Earnings Per Share - diluted - 2003	$1.54

Regulated Operations

Earnings Per Share - diluted - 2002	$1.60

Employee retirement/severance and other charges	0.14
Weather	(0.13)
Industrial sales - economy	(0.02)
Other revenue	(0.05)
Other income and (expenses) - net	(0.03)
Operating and administrative expenses	(0.01)
Income tax rate change	(0.09)
Financing and depreciation	(0.23)

Earnings Per Share - diluted - 2003	$1.18

Power Technology & Infrastructure Services

Earnings Per Share - diluted - 2002	$(0.14)

Employee retirement/severance and other charges	0.05
Operating results of investments	(0.01)
Mark-to-market valuation of technology investments	0.01

Earnings Per Share - diluted - 2003	$(0.09)

2002 has been reclassified to reflect Vestar’s move from PTIS to Energy Merchant